American Funds U.S. Government Money Market Fund
September 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$39,408
Class C	$589
Class T*	$-
Class F-1	$166
Class F-2	$81
Class F-3	$3
Total	$40,247
Class 529-A	$2,772
Class 529-C	$606
Class 529-E	$165
Class 529-T*	$-
Class 529-F-1	$212
Class R-1	$103
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$1,157
Class R-5	$658
Class R-5E*	$-
Class R-6	$2,269
Total	$7,942
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0033
Class C	$0.0028
Class T	$0.0026
Class F-1	$0.0011
Class F-2	$0.0026
Class F-3	$0.0029
Class 529-A	$0.0024
Class 529-C	$0.0023
Class 529-E	$0.0024
Class 529-T	$0.0022
Class 529-F-1	$0.0024
Class R-1	$0.0027
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$0.0014
Class R-5E	$0.0017
Class R-5	$0.0030
Class R-6	$0.0036
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	11,311,689
Class C	192,934
Class T	10
Class F-1	157,091
Class F-2	33,413
Class F-3	2,200
Total	11,697,337
Class 529-A	1,171,898
Class 529-C	257,528
Class 529-E	68,477
Class 529-T	10
Class 529-F-1	89,667
Class R-1	38,164
Class R-2	853,547
Class R-2E	23,793
Class R-3	912,007
Class R-4	814,210
Class R-5	217,925
Class R-5E	144
Class R-6	664,522
Total	5,111,892
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$1.00
Class C	$1.00
Class T	$1.00
Class F-1	$1.00
Class F-2	$1.00
Class F-3	$1.00
Class 529-A	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-T	$1.00
Class 529-F-1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-2E	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5E	$1.00
Class R-5	$1.00
Class R-6	$1.00
*Amount less than one thousand